UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2021

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2021, Taronis Fuels, Inc. (the “Company”) delivered senior convertible promissory notes (each, a “Note,” and collectively, the “Notes”) to certain accredited investors who invested an aggregate principal amount of $4.25 million in the Company. The Notes bear interest at the Applicable Federal Rate and mature on March 31, 2022 (the “Maturity Date”) if not earlier converted.

The principal and interest evidenced by the Notes is mandatorily convertible upon the closing of the sale of equity securities of the Company resulting in at least $3.5 million of gross proceeds to the Company, into the identical security issued in such offering. Each Note holder also has the right to voluntarily convert his or her Note (i) if the Company consummates a sale of equity securities of the Company resulting in less than $3.5 million of gross proceeds to the Company, into a number of shares of the identical security issued in such offering, and (ii) 180 days after the issuance date, into a number of shares of the Company’s common stock to be determined by dividing the principal amount of the Note plus any accrued and unpaid interest by the volume weighted average price of the common stock for the ten full trading days ending on the second business day before the date of conversion.

The Company issued a Note in the principal amount of $2.5 million to Thomas Wetherald, a director of the Company. Mr. Wetherald’s participation was disclosed to, and approved by, the Company’s Board of Directors.

The foregoing description of the terms and conditions of the Notes is not complete and is qualified in its entirety by the full text of the Form of Senior Convertible Promissory Note, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 regarding the issuance of shares of the Company’s common stock or other equity securities upon the conversion of the Notes is incorporated by reference into this Item 3.02. Such securities will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Board of Directors

On April 28, 2021, the Company’s Board of Directors (the “Board”) appointed Leslie J. Graff and Richard L. Steinseifer as independent directors of the Board, effective immediately.

Mr. Graff retired in 2018 following a nearly 30 year career with Airgas Inc., a leading U.S. supplier of industrial, medical and specialty gases, where Mr. Graff most recently served as senior vice president for Airgas’ corporate development team. Mr. Graff developed and implemented Airgas’ acquisition strategy and led a team responsible for several hundred acquisitions of varying sizes and complexities over his career. Prior to joining Airgas, Mr. Graff worked at auditing firm Peat, Marwick, Mitchell & Co., which merged with Klynveld Main Goerdeler to form KPMG in 1987. Mr. Graff graduated from Pennsylvania State University with a BS in Accounting.

Mr. Steinseifer retired from Praxair, Inc. and its successor Linde Plc, a leading global industrial gases and engineering company in 2019 after a 30 year career in the gases industry. Since his retirement, Mr. Steinseifer has served as an independent director of a $2.5 billion in revenue healthcare services company. Mr. Steinseifer served as the vice president of mergers and acquisitions for Praxair from 2005 to 2019, completing hundreds of acquisition and joint venture transactions globally, culminating in leading the deal team for the $90 billion cross-border merger with Linde AG in 2019. From 1990 to 2005, Mr. Steinseifer served in various financial management and business development positions with Praxair and Liquid Carbonic which was acquired by Praxair in 1995. Prior to 1990, Mr. Steinseifer spent 10 years in various financial management positions with GE Medical Systems. Mr. Steinseifer graduated from Carthage College with a BA in Accounting and completed the GE Financial Management Program.

Effective upon joining the Board, Mr. Graff was appointed to serve on the Nominating and Corporate Governance Committee of the Board and Mr. Steinseifer was appointed to serve on the Audit Committee of the Board.

There are no family relationships between either of Mr. Graff or Mr. Steinseifer and any of the Company’s directors or executive officers. There have been no related party transactions involving Mr. Graff or Mr. Steinseifer (or any of their respective immediate family members) required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 28, 2021, Mary Pat Thompson resigned from her position as a member of the Board, effective immediately, to focus on her duties as Chief Financial Officer and Treasurer of the Company. Ms. Thompson’s resignation was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices. Ms. Thompson will continue to serve as Chief Financial Officer and Treasurer of the Company.

Following the appointments of Messrs. Graff and Steinseifer and resignation of Ms. Thompson, the Company’s Board of Directors consists of seven directors, six of whom are independent.

Compensation Matters

Also on April 28, 2021, the Compensation Committee of the Board and full Board approved the issuance of certain equity awards to the independent directors, other than Mr. Wetherald, under the Company’s 2019 Equity Incentive Plan. Pursuant to the grants, the Chairman of the Board and interim Chief Executive Officer Tobias W. Welo received restricted stock units (“RSUs”) with a grant date value of $62,700 and stock options to purchase the Company’s Common Stock (the “options”) with a grant date value of $127,300; Leslie J. Graff received RSUs with a grant date value of $41,250 and options with a grant date fair value of $83,750; Andrew J. McCormick received RSUs with a grant date value of $49,500 and options with a grant date value of $100,500; Peter Molloy received RSUs with a grant date value of $41,250 and options with a grant date value of $33,750; Richard L. Steinseifer received RSUs with a grant date value of $49,500 and options with a grant date value of $100,500; and Sergey Vasnetsov received RSUs with a grant date value of $49,500 and options with a grant date value of $100,500. At his request, Mr. Wetherald did not receive any awards.

In addition, on May 3, 2021, the Compensation Committee of the Board approved the grant of 11,458 RSUs and 100,275 options to Mary Pat Thompson for her service as Chief Financial Officer and Treasurer of the Company.

All of the foregoing RSUs and options vest on the first anniversary of the grant date. The options expire on the fifth anniversary of the grant date. The options have an exercise price of $3.96 per share, representing a premium to the closing price of $3.55 per share on April 27, 2021 (the most recent closing price in the case of the director awards) and $3.53 per share on May 3, 2021 (the most recent closing price in the case of the awards to Ms. Thompson).

Item 8.01 Other Events.

On April 20, 2021, the Board approved the cessation of further operations in Amsterdam and the Republic of Turkey, in order to focus the Company’s resources on its U.S. business operations.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Senior Convertible Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2021	TARONIS FUELS, INC.

	By:	/s/ Mary Pat Thompson
	Name:	Mary Pat Thompson
	Title:	Chief Financial Officer and Treasurer